10f-3 REPORT

Smith Barney Municipal High Income Fund

February 1, 2005 to July 31, 2005


Issuer: NYC Municipal Water Authority Series 2005 C
Trade Date: 3/3/2005
Selling Dealer: First Albany Capital Inc.
Amount:  1,500,000
Price: 104.48
% Received by Fund: 0.257%
% of Issue (1): 0.858% A

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

A - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of 3,500,000.

10f-3 Syndicate Reporting Supplement:
Joint/Lead Manager (s):
First Albany Capital Inc.
Goldman Sachs & Co.
Merrill Lynch & Co.
UBS Financial Services Inc.

Co-Manager (s):
Bear Stearns & Co. Inc.
Citigroup Global Markets Inc.
JP Morgan Securities
Lehman Brothers
Morgan Stanley
Siebert Brandford Shank & Co.
M.R. Beal & Company
CIBC World Markets
RBC Dain Rauscher Inc.
A.G. Edwards & Sons, Inc.
First American Municipals, Inc.
Banc of America Securities LLC
Raymond James & Associates
Roosevelt & Cross Inc.
Wachovia Bank, National Association

Selling Group:
N/A


Issuer: Puerto Rico Electric Power Authority
Trade Date: 3/28/2005
Selling Dealer: JP Morgan Securities
Amount:  1,000,000
Price: 104.23
% Received by Fund: 0.096%
% of Issue (1): 0.670% B

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
B - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of 6,000,000.

10f-3 Syndicate Reporting Supplement:
Joint/Lead Manager (s):
Citigroup Global Markets, Inc.
JP Morgan Securities
Lehman Brothers
Merril Lynch & Co.
UBS Financial Services Inc.
Banc of America Securities LLC
Morgan Stanley
Goldman Sachs & Co.
Raymond James & Associates
Ramirez & Co., Inc.
Wachovia Bank, National Association

Co-Manager (s):
N/A

Selling Group:
N/A

Issuer: Alaska Housing Finance
Trade Date: 4/21/2005
Selling Dealer: George K. Baum & Co.
Amount:  4,500,000
Price: 107.425
% Received by Fund: 2.963%
% of Issue (1): 9.500% C

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
C - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of 9,930,000.

10f-3 Syndicate Reporting Supplement:
Joint/Lead Manager (s):
George K. Baum & Co.
Citigroup Global Markets Inc.

Co-Manager (s):
Bear Stearns & Co. Inc.
Merrill Lynch & Co.
Lehman Brothers

Selling Group:
N/A